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                                                                   Exhibit 10(a)


[LOGO]                 INTERTAN, INC.

                        [LETTERHEAD OF INTERTAN, INC.]

February 19, 2001

Mr. Brian Levy
3300 Highway # 7
Suite 904
Concord, ON
L4K 4M3

Dear Brian:

       Re: Clarification & Amendment to June 10, 1999 Employment Letter

     You and InterTAN, Inc. (the "Company") entered into an employment letter agreement dated June 10, 1999 (the "Employment Letter Agreement").

     By way of clarification to subsection (c) of the section entitled "Severance Benefits" and the section entitled "Change of Control" in the Employment Letter Agreement, we wish to confirm that the terms "change of control" and "change in control" used therein in respect of the Company's Deferred Compensation Plan will be deemed to have occurred if any of the events described in Sections 8.5 (a), (b) or (c) of the Company's Deferred Compensation Plan, as amended, takes place.

     Additionally, subsection (c) of the section entitled "Severance Benefits" in the Employment Letter Agreement is hereby amended so that the aggregate amount of the severance benefits to which you may become entitled pursuant to the Employment Letter Agreement in the event a "change of control" takes place shall now be payable in a single lump sum payment rather than in equal installments over a twenty-four (24) month period.

                                                       Sincerely,
                                                       InterTAN, Inc.

                                                       /s/ Ron G. Stegall

                                                       By: Ron G. Stegall
                                                           Chairman of the Board

Acknowledged and Agreed
this  20th day of February 2001.

/s/ Brian E. Levy
_____________________________
Brian E. Levy